36236E109                                                    Page 52 of 80 Pages

                                                                       EXHIBIT 2
                                                              to AMENDMENT NO. 1
                                                                 to SCHEDULE 13D

                                  June 29, 1999

Confidential
------------

Joseph J. Cayre
Kenneth Cayre
Stanley Cayre

c/o GT Interactive Software Corp.
16 East 40th Street
New York, New York 10016

Dear Sirs:

         Reference is made to the Commitment Letter, dated the date hereof (the "Commitment Letter"), among GT Interactive Software Corp., First Union National Bank, as Administrative Agent, General Atlantic Partners 54, L.P. ("GAP LP"), GAP Coinvestment Partners II, L.P. ("GAP Coinvestment" and, together with GAP LP, "General Atlantic") and Joseph Cayre, Kenneth Cayre and Stanley Cayre (the "Cayre Family"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Commitment Letter.

         Reference is also made to the Warrant Agreement, dated as of the date hereof (as the same may be amended from time to time, the "Warrant Agreement"), among the Borrower, GAP LP, GAP Coinvestment and the Cayre Family.

         If the obligation to make the Subordinated Loans was allocated between General Atlantic and the Cayre Family based on their respective percentage ownership interests in the Borrower, then General Atlantic would be obligated to make $10 million of the Subordinated Loans and the Cayre Family would be obligated to make $20 million of the Subordinated Loans. In consideration of General Atlantic's agreement pursuant to the Commitment Letter to make $20 million of the Subordinated Loans, notwithstanding General Atlantic's percentage ownership interest in the Borrower, each of Joseph J. Cayre, Kenneth Cayre and Stanley Cayre hereby severally agree with GAP LP and GAP Coinvestment as follows:
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         1. June 29, 1999 Commitment Warrants.

         (a) In order to induce the Subordinated Lenders to enter into the Commitment Letter, the Borrower has agreed to issue to the Subordinated Lenders on the date hereof warrants to purchase, at an exercise price per share equal to $.01 per share, an aggregate of 500,000 shares of common stock of the Borrower. The Cayre Family hereby assigns to General Atlantic the Cayre Family's right to receive its pro rata share of such warrants, which the parties hereby agree is warrants to purchase 166,667 shares of common stock of the Borrower (the "Assigned Commitment Warrants") allocated among the Cayre Family in accordance with the Allocable Percentage (as hereinafter defined). "Allocable Percentage" means the percentage set forth opposite the name of each of Joseph J. Cayre, Kenneth Cayre and Stanley Cayre on the signature page hereto.

         (b) In the event that the Commitment Letter terminates on or prior to July 30, 1999 and each of the Subordinated Lenders is released and discharged from making any Subordinated Loans thereunder, then on August 1, 1999, General Atlantic shall transfer, subject to applicable securities laws, the Assigned Commitment Warrants to the Cayre Family; provided, however, that if such transfer by General Atlantic will cause General Atlantic to violate Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, then such transfer shall be delayed until a date upon which no such violation shall occur; and provided further, that in lieu of such transfer, General Atlantic and the Cayre Family may agree upon a cash settlement of the Assigned Commitment Warrants at such time and under such circumstances as the parties may agree.

         2. July 30, 1999 Options. The Cayre Family hereby grants to General Atlantic, effective on July 30, 1999, options to purchase, at an exercise price per share equal to $.01, an aggregate of 1,333,333 shares of common stock of the Borrower held by the Cayre Family, allocated among the Cayre Family in accordance with the Allocable Percentage and subject to adjustment as provided in Section 3(b)-(e)(i) below (the "Original Options"). As soon as practicable after the date hereof, but in any case not later than the close of business on July 30, 1999, General Atlantic and the Cayre Family shall enter into an option agreement, in form and substance reasonably satisfactory to General Atlantic and the Cayre Family, pursuant to which, among other things, each of Joseph J. Cayre, Kenneth Cayre and Stanley Cayre shall be severally obligated to escrow his shares of common stock of the Borrower subject to the Original Options. Each of Joseph J. Cayre, Kenneth Cayre and Stanley Cayre severally covenant and agree that from and after the date hereof until the earlier of (a) the exercise of the Original Options by General Atlantic and (b) the date upon which the parties hereto execute an option agreement requiring such escrow as described above, he shall not sell, transfer, hypothecate, encumber or otherwise dispose of his shares of common stock of the Borrower subject to the Original Options.

         3. Assignment of the Right to Receive Warrants.
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         (a) July 30, 1999. If the Holders make the Subordinated Loans pursuant to the Commitment Letter, then pursuant to the Warrant Agreement the Borrower is obligated to issue to General Atlantic and the Cayre Family warrants to purchase, at an exercise price per share equal to $.01, an aggregate of 1,500,000 shares of common stock of the Borrower. The Cayre Family hereby assigns to General Atlantic the Cayre Family's right to receive its pro rata share of such warrants, which the parties hereby agree is warrants to purchase 500,000 shares of common stock of the Borrower allocated among the Cayre Family in accordance with the Allocable Percentage.

         (b) October 31, 1999. If the Borrower has not delivered to the Holders on or prior to October 31, 1999, an agreement relating to a recapitalization, reorganization, merger, sale (including, without limitation, a sale of all or substantially all of the assets of the Borrower (which shall include a sale of the Humongous business)) or other business combination transaction after the consummation of which the stockholders of the Borrower prior to such transaction do not own at least a majority of the voting power of the surviving person (a "Sale Agreement"), then pursuant to the Warrant Agreement the Borrower is obligated to issue on November 1, 1999 to General Atlantic and the Cayre Family warrants to purchase, at an exercise price per share equal to $.01, an aggregate of 2,500,000 shares of common stock of the Borrower (the "October Warrants"). The Cayre Family hereby assigns to General Atlantic the Cayre Family's right to receive its pro rata share of such warrants, which the parties hereby agree is warrants to purchase 833,333 shares of common stock of the Borrower allocated among the Cayre Family in accordance with the Allocable Percentage, and upon the issue of the 2,500,000 October Warrants to General Atlantic, the number of shares of common stock of the Borrower subject to the Original Options shall be reduced by 500,000; provided, however, that notwithstanding the foregoing, (i) if General Atlantic has exercised the Original Options in whole on or prior to November 1, 1999, then the assignment to General Atlantic by the Cayre Family of its right to receive such warrants to purchase 833,333 shares of common stock shall automatically terminate and the warrants shall be allocated pursuant to
Schedule 1 of the Warrant Agreement and (ii) if General Atlantic has exercised the Original Options in part on or prior to November 1, 1999, then the remaining number of shares of common stock of the Borrower subject to the Original Options and, if necessary, the number of warrants assigned by the Cayre Family to General Atlantic pursuant to this subsection (b) shall be proportionately reduced.

         (c) Termination of Sale Agreement. If the Borrower has delivered to the Holders on or prior to October 31, 1999 a Sale Agreement, but such agreement terminates for any reason after such date, then pursuant to the Warrant
Agreement the Borrower is obligated to issue on the date of such termination
(the "Termination Date") to General Atlantic and the Cayre Family warrants to purchase, at an exercise price per share equal to $.01, an aggregate of
2,500,000 shares of common stock of the Borrower (the "Termination Warrants"). The Cayre Family hereby assigns to General Atlantic the Cayre Family's right to receive its pro rata share of such warrants, which the parties hereby agree is warrants to purchase 833,333 shares of
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36236E109                                                    Page 55 of 80 Pages

common stock of the Borrower allocated among the Cayre Family in accordance with the Allocable Percentage, and upon the issue of the 2,500,000 Termination Warrants to General Atlantic, the number of shares of common stock of the Borrower subject to the Original Options shall be reduced by 500,000; provided, however, that notwithstanding the foregoing, (i) if General Atlantic has exercised the Original Options in whole on or prior to the Termination Date, then the assignment to General Atlantic by the Cayre Family of its right to receive such warrants to purchase 833,333 shares of common stock shall automatically terminate and the warrants shall be allocated pursuant to Schedule 1 of the Warrant Agreement and (ii) if General Atlantic has exercised the Original Options in part on or prior to the Termination Date, then the remaining number of shares of common stock of the Borrower subject to the Original Options and, if necessary, the number of warrants assigned by the Cayre Family to General Atlantic pursuant to this subsection (c) shall be proportionately reduced.

         (d) February 28, 2000. If on or prior to February 28, 2000, the Borrower has not closed the transactions contemplated by the Sale Agreement and paid in full to the Holders the aggregate amount of the Subordinated Loans made under the Commitment Letter, then pursuant to the Warrant Agreement the Borrower is obligated to issue on February 29, 2000 to General Atlantic and the Cayre Family warrants to purchase, at an exercise price per share equal to $.01, an aggregate of 3,000,000 shares of common stock of the Borrower (the "February Warrants"). The Cayre Family hereby assigns to General Atlantic the Cayre Family's right to receive its pro rata share of such warrants, which the parties hereby agree is warrants to purchase 1,000,000 shares of common stock of the Borrower allocated among the Cayre Family in accordance with the Allocable Percentage, and upon the issue of the 3,000,000 February Warrants to General Atlantic, the number of shares of common stock of the Borrower subject to the Original Options shall be reduced by 500,000; provided, however, that notwithstanding the foregoing, (i) if General Atlantic has exercised the Original Options in whole on or prior to February 29, 2000, then the assignment to General Atlantic by the Cayre Family of its right to receive such warrants to purchase 1,000,000 shares of common stock shall automatically terminate and the warrants shall be allocated pursuant to Schedule 1 of the Warrant Agreement and
(ii) if General Atlantic has exercised the Original Options in part on or prior to the Termination Date, then the remaining number of shares of common stock of the Borrower subject to the Original Options and, if necessary, after giving effect to any adjustments previously made under subsection (b) or (c) above, the number of warrants assigned by the Cayre Family to General Atlantic pursuant to this subsection (d) shall be proportionately reduced.

         (e) June 30, 2000 and Fiscal Quarters Thereafter.

                  (i) June 30, 2000. If on or prior to the last day the Borrower's fiscal quarter ending June 30, 2000, the Borrower has not paid in full to the Holders the aggregate amount of the Subordinated Loans made under the Commitment Letter, then pursuant to the Warrant Agreement the Borrower is obligated to issue to General Atlantic and the Cayre Family on the last day of such fiscal quarter warrants to purchase, at an exercise price per share equal to $.01, an aggregate of 3,000,000 shares of common stock of the Borrower (the "June Warrants").
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The Cayre Family hereby assigns to General Atlantic the Cayre Family's right to receive its pro rata share of such warrants, which the parties hereby agree is warrants to purchase 1,000,000 shares of common stock of the Borrower allocated among the Cayre Family in accordance with the Allocable Percentage, and upon the issue of the 3,000,000 June Warrants to General Atlantic, the number of shares of common stock of the Borrower subject to the Original Options shall be reduced by 333,333; provided, however, that notwithstanding the foregoing, (i) if General Atlantic has exercised the Original Options in whole on or prior to June 30, 2000, then the assignment to General Atlantic by the Cayre Family of its right to receive such warrants to purchase 1,000,000 shares of common stock shall automatically terminate and the warrants shall be allocated pursuant to
Schedule 1 of the Warrant Agreement and (ii) if General Atlantic has exercised the Original Options in part on or prior to the Termination Date, then, if necessary, after giving effect to any adjustments previously made under subsection (b), (c) or (d) above, the remaining number of shares of common stock of the Borrower subject to the Original Options and the number of warrants assigned by the Cayre Family to General Atlantic pursuant to this subsection
(e)(i) shall be proportionately reduced.

                  (ii) September 30, 2000 and Thereafter. If on the last day of each fiscal quarter of the Borrower commencing with the fiscal quarter ending September 30, 2000, the Borrower has not paid in full to the Holders the aggregate amount of the Subordinated Loans made under the Commitment Letter, then pursuant to the Warrant Agreement the Borrower is obligated to issue to General Atlantic and the Cayre Family on the last day of each such fiscal quarter warrants to purchase, at an exercise price per share equal to $.01, an aggregate of 3,000,000 shares of common stock of the Borrower. With respect to each such fiscal quarter, such warrants shall be allocated pursuant to Schedule 1 of the Warrant Agreement.

         4. Termination. In the event that the Commitment Letter terminates on or prior to July 30, 1999, and each of the Subordinated Lenders is released and discharged from making any Subordinated Loans thereunder, this letter agreement shall terminate and be of no further force or effect, other than Sections 1 and 5 hereof, which shall survive such termination.

         5. Assignment. None of the parties hereto may assign any of its rights or obligations under this letter agreement without the prior written consent of the other party, provided that GAP may assign its rights hereunder to one or more affiliated limited partnerships.
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         If the terms of this letter agreement are acceptable, please so indicate on the enclosed copy of this letter and return it to the undersigned.

                                        Very truly yours,

                                        General Atlantic Partners 54, L.P.
                                        By: General Atlantic Partners, LLC,
                                            its general partner

                                        By: /s/ William E. Ford
                                            -------------------
                                            Name:  William E. Ford
                                            Title: A Managing Member


                                        GAP Coinvestment Partners II, L.P.

                                        By: /s/ William E. Ford
                                            -------------------
                                            Name:  William E. Ford
                                            Title: A General Partner

Accepted and Agreed:

                                                       Allocable Percentage

/s/ Joseph J. Cayre                                            50%
-------------------
Joseph J. Cayre

/s/ Kenneth Cayre                                              25%
-----------------
Kenneth Cayre
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/s/ Stanley Cayre                                              25%
-----------------
Stanley Cayre

Total                                                         100%